Exhibit 8

CSR Limited and its controlled entities.

Exhibit 8, Form 20F fiscal year ended March 31, 2003.

	Country of incorporation	% CSR ownership
		2003	2002
Particulars relating to controlled entities
Parent entity
CSR Limited	Australia

ALC Las Vegas Mining Claims, LLC (d) (e)	USA	—	—
Amalgamated Sugar Mills Pty Ltd	Australia	100	100
American Limestone West, LLC (e)	USA	—	100
ARC Management Company, Inc (e)	USA	—	100
ARC Materials Corporation (e)	USA	—	100
Austocean Pty Ltd (c)	Australia	—	100
Australian Blue Metal Ltd (b)	Australia	100	100
Ballestrin Concrete Constructions Pty Ltd (e)	Australia	—	100
Bettaform Constructions Pty Ltd (e)	Australia	—	100
BI (Australia) Pty Ltd	Australia	100	100
BI (Contracting) Pty Ltd	Australia	100	100
BI Holdings Australia Pty Ltd	Australia	100	100
Bradford Holdings, Inc	Canada	100	100
Bradford Insulation (M) Sdn Bhd	Malaysia	100	100
Bradford Insulation Industries Pty Ltd	Australia	100	100
Brimik Pty Ltd (b)	Australia	100	100
Buchanan Borehole Collieries Pty Ltd	Australia	100	100
Chang Chien Engineering Co., Ltd	Taiwan	100	100
Chang Yuan Enterprises Ltd (b)	Taiwan	100	100
Chelsea Estates NZ Pty Ltd (formerly Chelsea Estates Ltd)	Australia	100	100
Chelsea Nominees Ltd	New Zealand	100	100
CSR-SYC Hebel Taiwan Co, Ltd	Taiwan	100	100
CSR Bradford Air (M) Sdn Bhd	Malaysia	100	100
CSR Building Materials (HK) Ltd	Hong Kong	100	100
CSR Building Materials (M) Sdn Bhd	Malaysia	70	70
CSR Building Materials (NZ) Ltd	New Zealand	100	100
CSR Building Materials Trading (Shanghai) Co., Ltd (d)	China	100
CSR Building Systems (M) Sdn Bhd	Malaysia	70	70
CSR Climate Control (M) Sdn Bhd	Malaysia	70	70
CSR Concrete Products Co., Ltd (b)	Taiwan	85	85
CSR Developments Pty Ltd (formerly CSR Investments PNG Pty Ltd)	Australia	100	100
CSR Distilleries Operations Pty Limited	Australia	100	100
CSR Emoleum Services Pty Ltd (e)	Australia	—	100
CSR Ethanol Pty Ltd	Australia	100	100
CSR Finance Limited	Australia	100	100
CSR Guangdong Glasswool Co., Ltd	China	79	79
CSR Gypsum Products (UK) Ltd	UK	100	100
CSR Hebel Australia Pty Ltd	Australia	100	100
CSR Humes Pty Ltd (b)	Australia	100	100
CSR Humes (UK) Limited	UK	100	100
CSR Insulation (Thailand) Limited	Thailand	100	100
CSR Insurance Pte Limited	Singapore	100	100
CSR International Pty Ltd	Australia	100	100
CSR Investments Pty Ltd	Australia	100	100
CSR Investments (Asia) Pty Ltd	Australia	100	100
CSR Investments (Indonesia) Pty Ltd	Australia	100	100
CSR Investments (Taiwan) Pty Ltd	Australia	100	100
CSR Investments (Thailand) Pty Ltd	Australia	100	100
CSR Plane Creek Pty Ltd	Australia	100	100
CSR Readymix (Australia) Pty Ltd (b)	Australia	100	100
CSR Readymix (Qld) Pty Ltd	Australia	100	100
CSR South East Asia Pte Ltd	Singapore	100	100
CSR Sugar Investments Pty Ltd	Australia	100	100
CSR Sugar Pty Ltd	Australia	100	100
CSR Sugar (Herbert) Pty Ltd	Australia	100	100
CSR Sugar (Invicta) Pty Ltd	Australia	100	100
CSR Sugar (Kalamia) Pty Ltd	Australia	100	100
CSR Taiwan Co, Ltd	Taiwan	100	100
CSR Travel Pty Ltd (b)	Australia	100	100
CSR (Guangdong) Rockwool Co., Ltd	China	70	70
CSR (Pioneer Sugar) Pty Ltd	Australia	100	100
CSR (Tianjin) Readymix Co., Ltd (e)	China	—	70
CSR (UK) Holdings (c)	UK	—	100
F & L (Qld) Pty Ltd	Australia	100	100
Farley & Lewers Ltd	Australia	100	100
FCS Las Vegas Mining Claims, LLC (d) (e)	USA	—	—
FEP Bricks Pty Ltd (formerly CSR Bricks Pty Ltd) (c)	Australia	—	100
FEP Colourtile Pty Ltd	Australia	100	100
FEP Construction Holdings Pty Ltd	Australia	100	100
FEP SE Asia Pty Ltd (formerly CSR SE Asia Pty Ltd) (c)	Australia	—	100
Florida Crushed Stone Company (e)	USA	—	100
Fort Calhoun Stone Company (e) (f)	USA	—	—
Gove Aluminium Finance Ltd	Australia	70	70
Guernsey Stone Company (e) (f)	USA	—	—
Gyprock Holdings Pty Ltd	Australia	100	100
Havelock Food Products Pty Ltd	Australia	100	100
HCC Las Vegas Mining Claims, LLC (d) (e)	USA	—	—
Hydro Conduit Corporation (e)	USA	—	100
Hydro Conduit Management Company, Inc. (e)	USA	—	100
Hydro Conduit of Texas, LP (e)	USA	—	100
Hydro Investments, Inc. (e)	USA	—	100
KMC Las Vegas Mining Claims, LLC (d) (e)	USA	—	—
LV Western Mining Claims, LLC (d) (e)	USA	—	—
Marana Golf, Inc. (e) (f)	USA	—	—
Midalco Pty Ltd	Australia	100	100
Mili, LLC (e)	USA	—	100
Monier PGH Holdings Limited	Australia	100	100
Northwest Materials Holding Company (e) (f)	USA	—	—
Oxi, LLC (e)	USA	—	100
Oxi Golf, LLC (e)	USA	—	50
Ozsands International Pty Ltd	Australia	100	100
Pacific Rock Products, LLC (e) (f)	USA	—	—
Pacific Rock Products Trucking, LLC (e) (f)	USA	—	—
Pioneer Sugar Mills Pty Ltd	Australia	100	100
Pipe Liners, Inc (e)	USA	—	100
Plaster Castings Pty Ltd (c)	Australia	—	100
Premier Ceilings (WA) Pty Ltd	Australia	67	50
PT Prima Karya Plasterboard	Indonesia	100	100
Pyneboard Pty Ltd	Australia	100	100
Quality Ready Mix, Inc. (e) (f)	USA	—	—
Queensland Sugar Power Pool Pty Ltd	Australia	82	82
Ready Mixed Concrete Ltd	Australia	100	100
Readymix Holdings Pty Ltd (e)	Australia	—	100
Readymix Properties Pty Ltd (formerly Humes Australia Pty Ltd) (e)	Australia	—	100
Readymix Roads Group Pty Ltd (formerly Readymix Australia Pty Ltd) (e)	Australia	—	100
Refined Sugar Services Pty Limited	Australia	100	100
Richter Drilling Pty Ltd (c)	Australia	—	100
Rinker Group Limited (formerly CSR Investments Overseas Ltd) (e)	Australia	—	100
Rinker Group Share Plan Pty Ltd (formerly Roads Holdings Pty Ltd) (e)	Australia	—	100
Rinker Management Company, Inc (e)	USA	—	100
Rinker Materials Corporation (e)	USA	—	100
Rinker Materials Foreign Sales Corporation (e)	US Virgin Is.	—	100
Rinker Materials Leasing LLC (formerly Kiewit Materials Leasing LLC) (e) (f)	USA	—	—
Rinker Materials Nevada, Inc. (e)	USA	—	100
Rinker Materials of Florida, Inc. (e)	USA	—	100
Rinker Materials Polypipe, Inc. e	USA	—	100
Rinker Materials South Central, Inc (formerly American Limestone Company, Inc) (e)	USA	—	100
Rinker Materials Steel Framing, Inc. (e)	USA	—	100
Rinker Materials West, LLC (e)	USA	—	100
Rinker Materials Western, Inc. (formerly Kiewit Materials Company) (e) (f)	USA	—	—
Rinker Modular Systems, LLC (e)	USA	—	50
Rivarol Pty Ltd	Australia	100	100
RMF Las Vegas Mining Claims, LLC (d) (e)	USA	—	—
Sellars Holdings Ltd (b)	Australia	100	100
Seltsam Pty Ltd	Australia	100	100
Shelf Drilling Pty Ltd	Australia	100	100
SKCOR, L.L.C. (e)	USA	—	100
Solano Concrete Co., Inc. (e) (f)	USA	—	—
Spuncon Pty Ltd (c)	Australia	—	100
Steel Construction Systems (e)	USA	—	55
Stonelea, LLC (e)	USA	—	100
Sunrock Quarries Pty Ltd (b)	Australia	100	100
Superior Drainage, LLC (e)	USA	—	100
Tanner Companies (Yuma), Inc. (e) (f)	USA	—	—
The Forestry Pulp & Paper Company of Australia	Australia	100	100
The Haughton Sugar Co Pty Limited	Australia	100	100
The Readymix Group (Australia) Ltd (b)	Australia	100	100
Thiess Bros Pty Ltd	Australia	100	100
Thiess Holdings Pty Ltd	Australia	100	100
Twin Mountain Rock Company (e) (f)	USA	—	—
Twin Mountain Rock Venture (e) (f)	USA	—	—
U-Liner Mid-America, Inc (a)	USA	—	100
United Metro Materials, Inc. (e) (f)	USA	—	—
Upline Holdings Pty Ltd	Australia	100	100
Waterford Sands Pty Ltd (b)	Australia	100	100
West Moreton Industries Pty Ltd (b)	Australia	100	100
Western Equipment Co. (e) (f)	USA	—	—
Wilson Concrete Company (e)	USA	—	100
Woodland Pty Ltd	Australia	100	100
WPB Las Vegas Mining Claims, LLC (d) (e)	USA	—	—

(a)         Controlled entity disposed during the year.

(b)         In voluntary liquidation.

(c)         Controlled entity liquidated during the year.

(d)         Controlled entity incorporated during the year.

(e)         Controlled entity demerged on March 28, 2003.

(f)          Controlled entity acquired during the year.